UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)   May 9, 2006
LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio	44114

(Address of principle executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (216) 706-9250
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
     On May 9, 2006, upon recommendation of the Compensation Committee, the Company’s Board of Directors approved increases in target bonus levels, as a percent of salary, for certain named executive officers eligible to participate in the LESCO Executive Bonus Plan for 2006.

Michael A. Weisbarth	Vice President, Chief Financial Officer & Treasurer	35% (from 25%)

Kathleen M. Minahan	Vice President, Chief Administrative Officer, General Counsel & Secretary	35% (from 25%)
     In addition, Ms. Minahan’s annual base salary was increased to $200,000, retroactive to May 1, 2006.
     Also upon recommendation of the Compensation Committee, the Board appointed Richard F. Doggett as the Company’s Senior Vice-President, Sales with an annual base salary of $225,000 and a 40% target bonus level.
     In the case of mid-year changes to base salary or target bonus level such as those granted to Messrs. Doggett and Weisbarth and Ms. Minahan, bonuses (if any) under the LESCO Executive Bonus Plan for 2006 will be calculated on a pro rata basis using the base salary and bonus percentage in effect for each respective portion of the year.
     As previously announced, the LESCO Executive Bonus Plan for 2006 provides that bonuses will be paid to participants if the Company meets or exceeds stated financial performance measures, and then only if and to the extent that the Company’s earnings before interest and taxes (“EBIT”) in 2006 exceed the Company’s 2006 plan for EBIT.
     A copy of the 2006 Bonus Plan was filed as Exhibit 10(b) to the Company’s Form 8-K dated February 14, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC. (Registrant)

Date: May 15, 2006	By:	/s/ Jeffrey L. Rutherford

Jeffrey L. Rutherford
President and Chief Executive Officer

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